UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On July 21, 2005, SVB Financial Group (the “Company”) issued a press release regarding selected preliminary financial results for the quarter ended June 30, 2005.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)                                  On July 18, 2005, the Company’s Board of Directors, based upon the recommendation of management, determined that the Company’s unexercised portfolio of warrant securities granted by private companies should be considered derivative instruments and be governed by the accounting standards established under Statement of Financial Accounting Standards No. 133 (SFAS No. 133). As previously disclosed in the Company’s prior annual and quarterly reports filed with the Securities and Exchange Commission, these warrant securities have historically been recorded on the Company’s balance sheet at a nominal value until the date they became marketable, the date of expiration, or the date the issuing company is acquired by a publicly traded company. SFAS No. 133 requires that these warrant securities be recorded at fair value on the date of grant and marked to market through derivatives gains (losses) each subsequent quarter.  Additionally, the grant date fair value of these warrant securities are required to be recognized in interest income as an adjustment of loan yield using the interest method as prescribed by SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases”  over the life of the applicable credit facilities provided by the Company to the client companies issuing such warrant securities.

At its July 18, 2005 meeting, the Company’s Board of Directors also determined that the Company should restate its consolidated financial statements for the fiscal years 2002, 2003 and 2004 and the first fiscal quarter of 2005 to reflect the accounting treatment discussed above.  Accordingly, these financial statements should no longer be relied upon.  This restatement is expected to result in an increase in the Company’s income in the aggregate for the periods to be restated, taken together, and an increase in retained earnings and shareholders equity.  The restatement will have no impact on the Company’s cash flows or cash position.

The Company has not yet completed the quantification of the restatement but will file revised financials as soon as this quantification and the associated audit by the Company’s independent registered public accountants are complete.  Amended financial statements are expected to be filed with the Securities and Exchange Commission shortly before or simultaneously with the Company’s quarterly report on Form 10-Q for the second quarter.  The Company intends to amend its annual report on Form 10-K for the year ending December 31, 2004, which will include a restatement of its consolidated financial statements for the years 2002, 2003 and 2004.  Additionally, the Company may need to restate information related to the first quarter of 2005.  While it is the Company’s goal to complete its review and restatement in time to file its quarterly report by August 9, 2005, given the scope of the restatement process, the Company cannot ensure that the report will be filed in a timely manner.

The Audit Committee of the Company’s Board of Directors has discussed the matters disclosed in this current report on Form 8-K with the Company’s independent registered public accountants, KPMG LLP.

Item 7.01                                           Regulation FD.

The following information is furnished pursuant to item 7.01, “Regulation FD Disclosure.”

On July 21, 2005, the Company intends to hold its regularly scheduled quarterly conference call to discuss the matters addressed in this Current Report on Form 8-K.  In connection with this discussion, the Company’s management has prepared the “Restatement Related Q&A” furnished as Exhibit 99.2 to this report as an aid to management in answering possible questions from participants on the conference call.

Item 9.01                                           Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of July 21, 2005, announcing the Company’s selected preliminary financial results for the quarter ended June 30, 2005.

99.2	Accounting Change Q&A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2005	SVB FINANCIAL GROUP

	By:	/s/ DEREK WITTE
Name: Derek Witte
Title: General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of July 21, 2005, announcing the Company’s selected preliminary financial results for the quarter ended June 30, 2005.

99.2	Accounting Change Q&A